                          EXHIBIT INDEX
                          -------------


EXHIBIT        DESCRIPTION                   PAGE
-------        -----------                   ----

  2            Asset Purchase Agreement      Incorporated
               by and among NEP and The      by Reference
               Narragansett Electric
               Company and USGen New
               England, Inc.


  27           Financial Data Schedule       Filed Herewith